As filed with the Securities and Exchange Commission on May 1, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRIFFON CORPORATION*
(Exact name of Registrant as specified in its charter)

Delaware	3442	11-1893410
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

712 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 957-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Seth L. Kaplan
Senior Vice President, General Counsel and Secretary
Griffon Corporation
712 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 957-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin Nussbaum
Derek M. Winokur
William J. Tuttle
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500
(212) 698-3599—Facsimile

*	Includes certain subsidiaries of Griffon Corporation identified on the following pages.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee (4)

Common Stock, par value $0.25 per share
Preferred Stock, par value $0.25 per share
Depositary shares
Warrants to purchase preferred stock, depositary shares, debt securities or units
Rights to purchase preferred stock, depositary shares, debt securities or units
Debt securities
Units
Guarantees of debt securities(5)
Total	$500,000,000	$58,100 (4)

(1)
Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(2)
Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(3)
With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $500,000,000 less the value of securities previously issued hereunder.

(4)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The Registrant previously paid a registration fee of $57,300 in connection with its Registration Statement on Form S-4 (File No. 333-181279), originally filed with the Securities and Exchange Commission on May 9, 2012, to register securities at a proposed maximum aggregate offering price of $500,000,000. The Registrant did not sell any securities under such Registration Statement. As a result, the Registrant had a registration fee balance of $57,300 from such Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the Registrant is applying this registration fee balance of $57,300 against the registration fee of $58,100 due in connection with the filing of this Registration Statement on Form S-4, resulting in a total payment of $800 in connection with the filing of this Registration Statement on Form S-4.

(5)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(a) under the Securities Act.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION	IRS EMPLOYEE IDENTIFICATION NUMBER
The Ames Companies, Inc.†	Delaware	22-2335400
ATT Southern, Inc.	Delaware	45-3367997
Clopay Ames True Temper Holding Corp.	Delaware	74-3261127
Clopay Building Products Company, Inc.	Delaware	11-2808682
Clopay Plastic Products Company, Inc.	Delaware	11-2808683
Telephonics Corporation	Delaware	52-0897556
The address for service of each of the additional registrants is c/o Griffon Corporation, 712 Fifth Avenue, 18th Floor, New York, New York 10019, telephone (212) 957-5000.
† Formerly known as Ames True Temper, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated May 1, 2015
$500,000,000
GRIFFON CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Warrants to purchase common stock, preferred stock, depositary shares, debt securities or units
Rights to purchase common stock, preferred stock, depositary shares, debt securities or units
Debt Securities
Units
Guarantees of Debt Securities

          We may from time to time offer at the time of our acquisition of businesses, assets or securities of other companies, whether by purchase, merger or any other form of business combination, any combination of common stock; preferred stock; depositary shares; warrants to purchase common stock, preferred stock, depositary shares, debt securities or units; rights to purchase common stock, preferred stock, depositary shares, debt securities or units; debt securities and units described in this prospectus in one or more offerings. The aggregate initial offering price of all securities issued under this prospectus will not exceed $500,000,000. We or one or more of our 100% owned subsidiaries may unconditionally guarantee any series of debt securities offered by this prospectus, if and to the extent identified in the related prospectus supplement.
          This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate an offer of securities unless accompanied by the applicable prospectus supplement.
          The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired businesses, merging the acquired businesses with us or one of our subsidiaries or acquiring the acquired businesses through one of our subsidiaries. We expect that the price of the securities we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the securities, when the acquisition is completed or during some other negotiated period. We may issue securities at fixed offering prices, which may be changed, or at other negotiated prices. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.
          We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in connection with certain acquisitions and, in some cases, we may issue securities under this prospectus in full or partial payment of such fees. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

          We may also permit individuals or entities who have received or will receive our securities in connection with the business combinations described above to use this prospectus to cover resales of those securities. See “Reselling Securities” for information relating to resales of our securities pursuant to this prospectus.
          Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “GFF.” On April 29, 2015, the closing price of our common stock was $17.07.
Our principal executive offices are located at 712 Fifth Avenue, 18th Floor, New York, New York 10019, and our telephone number is (212) 957-5000.
Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus and in the applicable prospectus supplement.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is             , 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
GRIFFON CORPORATION	1
RISK FACTORS	3
SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS	4
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	7
DESCRIPTION OF COMMON STOCK	8
DESCRIPTION OF PREFERRED STOCK	10
DESCRIPTION OF DEPOSITARY SHARES	12
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF RIGHTS	15
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF UNITS	26
BOOK-ENTRY ISSUANCE	27
RESELLING SECURITIES	30
PLAN OF DISTRIBUTION	32
LEGAL MATTERS	33
EXPERTS	33
INCORPORATION BY REFERENCE	33
WHERE YOU CAN FIND MORE INFORMATION	34

The prospectus incorporates important business and financial information about the company that is not included in or delivered with the prospectus. You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:
Seth L. Kaplan, Senior Vice President, General Counsel and Secretary
Griffon Corporation
712 Fifth Avenue
New York, New York 10019
(212) 957-5000
To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer any combination of the securities described in this prospectus up to a total dollar amount of $500,000,000 in connection with the acquisition of one or more businesses. We may issue these securities in connection with our acquisition of the businesses, assets or securities of other companies, whether by purchase, merger, or any other form of business combination. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired businesses, merging the acquired businesses with us or one of our subsidiaries or acquiring the acquired businesses through one of our subsidiaries. We expect that the price of the securities we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the securities, when the acquisition is completed or during some other negotiated period. We may issue securities at fixed offering prices, which may be changed, or at other negotiated prices. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”
With our consent, persons who have received or will receive securities under this prospectus in connection with acquisitions may use this prospectus to sell such securities at a later date. We refer to these persons in the prospectus as selling security holders. Please see the information described under the heading “Reselling Securities” to find out more information about resales of the securities by the selling security holders.
You should rely only on the information contained in this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you. Neither we nor any selling security holders has provided, and neither we nor any selling security holders has authorized anyone else to provide, you with different or additional information. We are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein is accurate as of any date other than the date on the front of this prospectus or the filing date of any document incorporated by reference, regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
As used in this prospectus, “Griffon,” “we,” “our” and “us” refer to Griffon Corporation and its subsidiaries, unless stated otherwise or the context requires otherwise.

i

GRIFFON CORPORATION
Griffon Corporation is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. Griffon, to further diversify, also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.
          Headquartered in New York, N.Y., the Company was founded in 1959 and is incorporated in Delaware. Griffon is listed on the NYSE and trades under the symbol “GFF.”
          Griffon currently conducts its operations through three reportable segments: Home & Building Products (“HBP”), Telephonics Corporation (“Telephonics”) and Clopay Plastic Products Company (“Plastics”).

Ù	HBP consists of two companies, The Ames Companies, Inc. (“AMES”) and Clopay Building Products (“CBP”):

	o	AMES is a global provider of non-powered landscaping products that make work easier for homeowners and professionals.

	o	CBP is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains.

Ù	Plastics is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial applications.

Ù	Telephonics designs, develops and manufactures high-technology integrated information, communication and sensor system solutions for military and commercial markets worldwide.
Home & Building Products
The Ames Companies, Inc.
AMES, founded in 1774, is the leading U.S. and a global provider of non-powered landscaping products that make work easier for homeowners and professionals. AMES manufactures and markets one of the broadest product portfolios in the non-powered landscaping product industry. AMES’ product portfolio is anchored by four core product categories: long handle tools, wheelbarrows, snow tools and decorative plastic and ceramic planters.
As a result of brand portfolio recognition, high product quality, industry leading service and strong customer relationships, AMES has earned market-leading positions in its four core product categories. AMES sells products throughout North America, Australia, and Europe through retail centers, including home centers and mass merchandisers, wholesale chains, including hardware stores and garden centers, and industrial distributors.
Clopay Building Products
CBP is the largest manufacturer and marketer of residential garage doors, and among the largest manufacturers of commercial sectional doors, in the United States. The majority of CBP’s sales are for home remodeling and renovation, with the balance for the new residential housing and commercial building markets. CBP brings 50 years of experience and innovation to the garage door industry.

CBP’s strong family of brands includes Clopay®, America’s Favorite Garage Doors®, Holmes Garage Door Company® and IDEAL Door®. Clopay is the only residential garage door brand to hold the Good Housekeeping Seal of Approval. CBP products are sold to approximately 2,000 independent professional installing dealers and to major home center retail chains.
Clopay Plastic Products
Plastics produces and develops specialty plastic films and laminates for a variety of hygienic, health care and industrial uses in the U.S. and certain international markets. Plastics’ products include thin gauge embossed and printed films, elastomeric films, laminates of film and non-woven fabrics, and perforated films and non-wovens. These products are used as moisture barriers in disposable infant diapers, adult incontinence products and feminine hygiene products, as protective barriers in single-use surgical and industrial gowns, drapes and equipment covers, as fluid transfer/distribution layers in absorbent products, as components to enhance comfort and fit in infant diaper and adult incontinence products and as packaging for hygienic products, house wrap and other products. Plastics’ products are sold through a direct sales force, primarily to multinational consumer and medical products companies. Plastics’ customers include a diverse group of consumer, health care and industrial companies.
Telephonics Corporation
Telephonics, founded in 1933, specializes in advanced electronic information and communication systems for defense, aerospace, civil, industrial, and commercial applications for the U.S. and international markets. Telephonics designs, develops, manufactures, sells and provides logistical support and sustainment services for aircraft intercommunication systems, radar, air traffic management, identification friend or foe equipment, integrated border and perimeter security systems and custom, mixed-signal, application-specific integrated circuits. Telephonics is also a provider of advanced systems engineering services supporting air and missile defense programs, as well as other threat and situational analysis requirements. Telephonics is a leading supplier of airborne maritime surveillance radar and aircraft intercommunication management systems, the segment’s two largest product lines. In addition to the traditional defense products used predominantly by the U.S. Government and its agencies, Telephonics has adapted its core technologies to products used in international markets in an effort to further increase its presence in both non-defense government and commercial markets.
Based on long-established relationships supported by existing contractual arrangements, Telephonics is a first-tier supplier to prime contractors in the defense industry and is at times a prime contractor to the U.S. Department of Defense.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the documents incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and any prospectus supplement may contain, certain “forward-looking statements” within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, revenue, change in operations, operating improvements, industries in which Griffon operates and the U.S. and global economies. Statements in this prospectus and any prospectus supplement that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope, “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative use of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others:

•	current economic conditions and uncertainties in the housing, credit and capital markets;

•	Griffon’s ability to achieve expected savings from cost control, integration and disposal initiatives;

•	the ability to identify and successfully consummate and integrate value-adding acquisition opportunities;

•	increasing competition and pricing pressures in the markets served by Griffon’s operating companies;

•	the ability of Griffon’s operating companies to expand into new geographic and product markets and to anticipate and meet customer demands for new products and product enhancements and innovations;

•
reduced military spending by the government on projects for which Telephonics supplies products, including as a result of sequestration at such time as the budgetary cuts mandated by sequestration begin to take effect;

•	the ability of the federal government to fund and conduct its operations;

•	increases in the cost of raw materials such as resin, wood and steel;

•	changes in customer demand or loss of a material customer at one of Griffon’s operating companies;

•	the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses;

•	political events that could impact the worldwide economy;

•	a downgrade in Griffon’s credit ratings;

•	changes in international economic conditions including interest rate and currency exchange fluctuations;

•	the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands;

•	the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies;

•	short-term capacity constraints or prolonged excess capacity;

•	unforeseen developments in contingencies, such as litigation and environmental matters;

•	unfavorable results of government agency contract audits of Telephonics;

•	Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights;

•	the cyclical nature of the businesses of certain of Griffon’s operating companies; and

•	possible terrorist threats and actions and their impact on the global economy.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the last five fiscal years and the six months ended March 31, 2015. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we had no preferred stock outstanding.

	Year ended September 30,					Six months ended March 31,
	2010	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	1.5x	0.8x	1.3x	1.2x	0.9x	1.6x
Amount by which earnings are inadequate to cover fixed charges	–	$14,981	–	–	$6,576	–

Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges from operations for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, (a) earnings represents pre-tax income from continuing operations plus fixed charges plus capitalized interest amortization less capitalized interest and (b) fixed charges represents interest expense plus capitalized interest plus the portion of rent expense deemed to be the equivalent of interest.

USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, we do not expect to receive proceeds from the offering of any securities pursuant to this prospectus other than the businesses, assets or securities acquired in a business combination transaction. When this prospectus is used by a selling security holder in a public reoffering or resale of securities acquired pursuant to this prospectus, we will usually not receive any proceeds from such sale by the selling security holder.

DESCRIPTION OF COMMON STOCK
We have authority to issue 85,000,000 shares of common stock, par value $0.25 per share. As of March 31, 2015, we had approximately 51,045,387 shares of common stock issued and outstanding and 8,116,203 shares of common stock reserved for issuance. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
General
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.
Holders of shares of our common stock have no preemptive rights. Subject to the applicable laws and the rights of the holders of shares of preferred stock, holders of shares of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of shares of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.
Anti-Takeover Considerations
Our restated certificate of incorporation and amended and restated by-laws contain a number of provisions that may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring us.
Classified Board of Directors
Our restated certificate of incorporation and amended and restated by-laws divide our board of directors into three classes, as nearly equal in size as possible, with staggered three year terms, and provide that:

•	directors may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote; and

•	any vacancy on our board of directors may only be filled by vote of a majority of the directors then in office.
Stockholder Action, Special Meeting of Stockholders
Our restated certificate of incorporation eliminates the ability of our stockholders to act by written consent. Our restated certificate of incorporation and amended and restated by-laws further provide that special meetings of our stockholders may be called only at the written request of stockholders owning at least 66 2/3% of the entire voting power of our capital stock.
Advance Notice Requirements for Stockholder Proposals and Directors Nominations
Our amended and restated by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Business Combinations and Limitations in our Certificate of Incorporation
Our restated certificate of incorporation provides that in the event that it is proposed that we enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control, directly or indirectly, 5% or more of the outstanding voting power of our capital stock, or that we sell substantially all of our assets or business to such other corporation, the affirmative vote of the holders of 50% or more of the total voting power of all outstanding shares of our capital stock shall be required for the approval of any such proposal. However, such requirements shall not apply to any such merger, consolidation or sale of assets or business that was approved by resolutions of our board of directors prior to the acquisition of the ownership or control of 5% of our outstanding shares of capital stock by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between us and another corporation, 50% or more of the total voting power of which is owned by us. An “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
Amendments; Supermajority Vote Requirements
Our restated certificate of incorporation requires the affirmative vote of 66 2/3% of our voting stock to amend certain provisions of our certificate of incorporation, including those provisions relating to the amendment of the business combination provisions, classified board of directors, action by written consent and the ability of stockholders to call special meetings.
Delaware Anti-Takeover Law
Section 203 of the Delaware General Corporation Law prohibits certain “business combination” transactions between a Delaware corporation and any “interested stockholder” owning 15% or more of the corporation’s outstanding voting stock for a period of three years after the date on which the stockholder became an interested stockholder, unless:

•	the board of directors approves, prior to the date, either the proposed business combination or the proposed acquisition of stock that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of those shares of the voting stock of the corporation that are not held by the directors, officers or certain employee stock plans; or

•
on or subsequent to the date on which the stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholder’s meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested stockholder.

Under Delaware law, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.
Although a corporation may elect not to be governed by Section 203, we have made no such election.

DESCRIPTION OF PREFERRED STOCK
We have authority to issue 3,000,000 shares of preferred stock, par value $0.25 per share. As of March 31, 2015, we had no shares of preferred stock outstanding.
General
Under our restated certificate of incorporation, our Board of Directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to issuance of shares of each class or series, our Board of Directors is required by Delaware law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any shares of preferred stock will, when issued, be fully paid and nonassessable.
For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•
the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

•	any listing of the preferred stock on any securities exchange;

•	any provisions relating to convertibility or exchangeability of shares of such series and the computation of the conversion or exchange price;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	the procedures for any auction and remarketing, if any, for shares of such series;

•	the provisions for a sinking fund, if any, for shares of such series;

•	whether shares of such series will be represented by depositary shares;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities while shares of such series are outstanding;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
          Delaware law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our restated certificate of incorporation if the amendment would change the par value, unless the restated certificate of incorporation then in effect provides otherwise, the number of authorized shares of such class, or change the powers, preferences or special rights of such class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

          Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. In addition, our Board of Directors may authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or which holders might believe to be in their best interest.
Ranking
          Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
          The term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
          The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
The following is a general description of the terms of the depositary shares we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any depositary shares we offer will be described in the prospectus supplement relating to such depositary shares.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares may be issued.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having such criteria as we deem necessary or appropriate. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
General Terms
We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or units. Warrants may be issued independently or together with other securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and the currency or currencies in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant;

•
in the case of warrants to purchase common stock, preferred stock, depositary shares or units, the number of shares of common stock, shares of preferred stock, depositary shares or units, as the case may be, purchasable upon exercise of one warrant;

•	the date on which the right to exercise the warrants shall commence and the date on which such right will expire (subject to any extension);

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
if applicable, the procedures for adjusting the exercise price and number of shares of common stock, preferred stock or depositary shares purchasable upon the exercise of each warrant upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock, preferred stock or depositary shares;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase such common stock, preferred stock, depositary shares or units at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Governing Law
The warrants and warrant agreements will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF RIGHTS
          The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
          We may issue rights to purchase common stock, preferred stock, depositary shares, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
          The applicable prospectus supplement will describe the following terms of any rights we may issue, including the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•
in the case of rights to purchase common stock, preferred stock, depositary shares or units, the number of shares of common stock, shares of preferred stock, depositary shares or units, as the case may be, purchasable upon exercise of one right;

•	the date on which the right to exercise the rights would commence and the date on which the rights shall expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights which may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the procedures for adjusting the exercise price and number of shares of common stock, preferred stock or depositary shares purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock, preferred stock or depositary shares;

•	the effect of any merger, consolidation, sale or other disposition of our business on the rights;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Exercise of Rights
          Each right will entitle the holder to purchase such principal amount of securities or shares of stock at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
          Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
          We may determine to offer any unsubscribed offered securities directly to stockholders or persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
          Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of rights to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Governing Law
          The rights and subscription certificates will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF DEBT SECURITIES
          The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
          As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
          Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
          A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including the following:

•	the designation or title of the series of debt securities;

•
the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•
whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange;

•	if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other terms.
The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Guarantees
The payment obligations of Griffon under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by AMES, ATT Southern, Inc., Clopay Ames True Temper Holding Corp., CBP, Plastics and/or Telephonics, each of which is 100% owned by us, subject to restrictions in credit agreements and other agreements to which they may be a party at the time of issuance. If a series of debt securities is so guaranteed, the relevant guarantors will execute a notation of guarantee as further evidence of their guarantee, and the applicable prospectus supplement will describe the terms of any such guarantee.
The obligations of any guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under its guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the guarantor; and

•	any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of the guarantor under its guarantee.
The guarantee of any guarantor may be released under certain circumstances. If no default has occurred and is continuing under the relevant indenture, and to the extent not otherwise prohibited by the indenture, a guarantor will be unconditionally released and discharged from the guarantee:

•	in connection with any sale or other disposition of all of the stock of the guarantor to a person other than us or any of our subsidiaries;

•
in connection with the sale or other disposition of all or substantially all of the assets of the guarantor, including by way of merger, consolidation or otherwise, to a person other than us or any of our subsidiaries;

•	upon the release or discharge of the guarantee of the subsidiary of indebtedness of us and each guarantor which resulted in the obligation to guarantee the debt securities; or

•	in connection with the liquidation, dissolution or winding-up of the guarantor, if such liquidation, dissolution or winding-up complies with the provisions of the indenture.
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

•
we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 33 1/3% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 33 1/3% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. Before a judgment or decree for payment of the money due has been obtained by the trustee, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if all Events of Default with respect to the applicable series of debt securities are cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of at least 33 1/3% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities, except in the payment of principal, premium or interest and certain convents specified in the indenture as requiring the consent holders of a majority in principal amount of the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically, we may not take any of these actions unless all the following conditions are met:

•
if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, any country comprising the European Union, the United Kingdom or Japan, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities—Modification or Waiver—Changes Requiring Approval.”
Further Details Concerning Voting
When taking a vote, we expect to use the following rules to decide how much principal to attribute to a debt security:

•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities—Defeasance—Legal Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), without causing the holders to be taxed on the debt securities any differently than absent the release (1) if there is a change in U.S. Federal tax law and (2) if we put in place the following other arrangements for holders to be repaid:

•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.
If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities—Indenture Provisions—Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.
The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
          The following is a general description of the terms of the units we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any units we offer will be described in the prospectus supplement relating to such units.
General
          We may issue units consisting of common stock, preferred stock, depositary shares, warrants, rights and/or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit may be issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.
          We will describe in the applicable prospectus supplement the terms of the series of units, including the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately, the relevant provisions of any agreement governing the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
          The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Rights” and “Description of Debt Securities” will apply to each unit and to any preferred stock, depositary shares, warrants, rights and debt securities included in each unit, respectively.
Governing Law
          The units and any unit agreement will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY ISSUANCE
Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
          DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
          Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time

          Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee, warrant agent, depositary or unit agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the applicable trustee, warrant agent, depositary or unit agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee, warrant agent, depositary or unit agent. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or to the applicable trustee, warrant agent, depositary or unit agent. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
          The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Griffon, any registrar and transfer agent, trustee, any warrant agent, depositary or unit agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
          Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which case secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.
Considerations Relating to Euroclear and Clearstream
          Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
          Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If

Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Griffon does not have control over those systems or their participants and assumes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations for Transactions in Euroclear and Clearstream
          Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
          In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

RESELLING SECURITIES
          In general, the persons to whom we issue securities under this prospectus will be able to resell our securities in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our securities may want to resell those securities in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling security holders who may wish to sell securities offered hereby. As used in this prospectus, “selling security holders” may include donees and pledgees selling securities received from a named selling security holder. However, no person who receives the securities covered by this prospectus will be authorized to use this prospectus for an offer of such securities without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.
          Selling security holders may agree that:

•	an offering of securities under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

•	they will enter into custody agreements with one or more banks with respect to such securities; and

•	that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.
          Usually, we will not receive any of the proceeds from any sale of securities offered by a selling security holder. If we do receive any proceeds, the arrangements and amount will be disclosed in the relevant prospectus supplement.
          Selling security holders may sell securities:

•	through any national securities exchange or automated quotation system on which our securities have been approved for listing or trading in the future or otherwise;

•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell securities as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.
          Securities may be sold at a fixed offering price, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling security holders and/or the purchasers of securities. The proceeds to a selling security holder from any sale of securities will be reduced by any compensation and any expenses to be borne by the selling security holder.

          If required by the Securities Act and the rules of the SEC, at the time a particular offer of securities is made a supplement to this prospectus will be delivered that identifies any persons reselling securities acquired under this prospectus and will provide information about them and describe any material arrangements for the distribution of securities and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling security holder. We may agree to keep the registration statement relating to the offering and sale by the selling security holders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.
          Selling security holders and any brokers, dealers, underwriters or agents that participate with a selling security holder in the distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
          We may agree to indemnify selling security holders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.
          Selling security holders may also offer securities acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling security holders should seek the advice of their own counsel about the legal requirements for such sales.

PLAN OF DISTRIBUTION
          This prospectus covers securities that we may issue from time to time in connection with acquisitions of businesses, assets or securities of other companies. In addition to the securities offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.
          We expect the terms of acquisitions involving the issuance of the securities covered by this prospectus to be determined by direct negotiations between our representatives and the owners or controlling persons of the businesses, assets or securities to be acquired. Factors taken into account in acquisitions may include the quality and reputation of the businesses to be acquired and its management, the strategic market position of the businesses to be acquired, its assets, earning power, cash flow and growth potential, and the market value of its securities, including common stock, when pertinent. The value of our securities issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of the securities. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the securities or during some other negotiated period. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.
          In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving securities covered by this prospectus that will limit the number of securities that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We may also determine to waive any such agreements without public notice.
          In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Dechert LLP, New York, New York. Martin Nussbaum, a partner of Dechert LLP, owns 20,000 shares of our common stock and $125,000 principal amount of our 5.25% Senior Notes due 2022.
EXPERTS
The audited consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. This prospectus incorporates by reference our:

•	Annual report on Form 10-K for the year ended September 30, 2014 filed with the SEC on November 13, 2014;

•	Quarterly reports on Form 10-Q for the quarters ended December 31, 2014 and March 31, 2015 filed with the SEC on January 29, 2015 and April 30, 2015, respectively;

•	Current reports on Form 8-K filed with the SEC on January 21, 2015, March 16, 2015 and March 20, 2015, respectively; and

•
The section entitled “Description of Capital Stock—Common Stock” located on page 50 of Amendment No. 1 to our Registration Statement on Form S-4 (File No. 333-115733) filed with the SEC on June 9, 2004.

We incorporate by reference the documents listed above and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the offering is terminated; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.
You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:
Griffon Corporation
Attention: Seth L. Kaplan, Senior Vice President, General Counsel and Secretary
712 Fifth Avenue
New York, New York 10019
(212) 957-5000
Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.
WHERE YOU CAN FIND MORE INFORMATION
Griffon is subject to the information requirements of the Exchange Act, and it files unaudited quarterly and audited annual reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information Griffon files at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains an Internet site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, Griffon posts its filed documents on its website at http://www.griffoncorp.com. Except for the documents incorporated by reference into this prospectus, the information on Griffon’s website is not part of this prospectus. You can also inspect reports, proxy statements and other information about Griffon at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. Indemnification of Directors and Officers.
          Our amended and restated bylaws provide that our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law, we are permitted to offer indemnification to our directors, officers, employees and agents.
          Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
          “Section 145. Indemnification of officers, directors, employees and agents; insurance.
          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.
          (e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
          (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
          (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          Article V, Section 4 of our amended and restated by-laws provides:
          “The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.
          The foregoing provisions of this By-law shall be deemed to be a contract between the corporation and each director, officer, employee or agent who serves in such capacity at any time while this By-law, and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.”
We have also entered into indemnification agreements with each of our directors and corporate officers. Each indemnification agreement provides that we will indemnify the director or officer who is a party to the agreement, including the advancement of expenses, if, by reason of his or her corporate status, such director or corporate officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of us, to the fullest extent permitted under applicable law.
ITEM 21. Exhibits.
          The following exhibits are filed herewith or incorporated by reference herein.

Exhibit Number	Description
3.1
Restated Certificate of Incorporation of Griffon Corporation (Incorporated by reference to Exhibit 3.1 of Annual Report on Form 10-K for the year ended September 30, 1995 (Commission File No. 1-06620) and Exhibit 3.1 of Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (Commission File No. 1-06620)).

3.2
Amended and Restated By-laws of Griffon Corporation (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10-Q of Griffon Corporation for the quarter ended March 31, 2013 (Commission File No. 1-06620))

3.3
Certificate of Incorporation of Clopay Building Products Company, Inc. (Incorporated by reference to Exhibit 3.3 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.4
By-Laws of Clopay Building Products Company, Inc., as amended (Incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

3.5
Certificate of Incorporation of Clopay Plastic Products Company, Inc. (Incorporated by reference to Exhibit 3.5 to Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.6
By-Laws of Clopay Plastic Products Company, Inc., as amended (Incorporated by reference to Exhibit 3.6 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

3.7
Restated Certificate of Incorporation of Telephonics Corporation (Incorporated by reference to Exhibit 3.7 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.8
By-Laws of Telephonics Corporation (Incorporated by reference to Exhibit 3.8 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.9
Certificate of Incorporation of The Ames Companies, Inc., as amended (Incorporated by reference to Exhibit 3.9 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

3.10
Amended and Restated By-Laws of The Ames Companies, Inc. (Incorporated by reference to Exhibit 3.10 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.11
Certificate of Incorporation of ATT Southern, Inc. (Incorporated by reference to Exhibit 3.11 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).

3.12	By-Laws of ATT Southern, Inc. (Incorporated by reference to Exhibit 3.12 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012
3.13
Certificate of Incorporation of Clopay Ames True Temper Holding Corp., as amended (Incorporated by reference to Exhibit 3.13 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

3.14
Bylaws of Clopay Ames True Temper Holding Corp., as amended (Incorporated by reference to Exhibit 3.14 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).

4.1
Specimen Certificate for Shares of Common Stock (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of Griffon Corporation (Registration No. 333-109171), filed on September 26, 2003).

4.2	Specimen Preferred Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed March 30, 2009).
4.3	Form of Deposit Agreement (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed March 30, 2009).
4.4	Form of Depositary Receipt (included in Exhibit 4.3)
4.5	Form of Warrant Agreement (Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed March 30, 2009).
4.6	Form of Warrant Certificate (Incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed March 30, 2009).

4.7	Form of Rights Certificate (Incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed March 30, 2009).
4.8	Form of Indenture (Incorporated by reference to Exhibit 4.8 to Amendment No. 2 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed May 15, 2009).
4.9	Form of Debt Security (Incorporated by reference to Exhibit 4.9 to Amendment No. 2 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed May 15, 2009)
4.10	Form of Unit Certificate (Incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed March 30, 2009).
4.11	Form of Unit Agreement (1)
4.12	Form of Subsidiary Guarantee (included in Exhibit 4.8)
4.13	Form of Certificate of Designation for Preferred Stock (1)
5.1	Opinion of Dechert LLP*
12.1	Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Dechert LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages hereto)
25.1	Statement of Eligibility of Trustee on Form T-1(2)

*	Filed herewith.

(1)	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(2)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

ITEM 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned hereby undertakes that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form. Further, the undersigned hereby undertakes that every prospectus (i) that is filed pursuant to this paragraph (c), or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 of the Securities Act of 1933, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(e)
If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

(f)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2015.

GRIFFON CORPORATION

By:	/s/ Ronald J. Kramer
	Name:	Ronald J. Kramer
	Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Douglas J. Wetmore and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harvey R. Blau	Chairman of the Board	May 1, 2015
Harvey R. Blau

Chief Executive Officer and Vice Chairman of the Board
/s/ Ronald J. Kramer	(Principal Executive Officer)	May 1, 2015
Ronald J. Kramer

Executive Vice President and Chief Financial Officer
/s/ Douglas J. Wetmore	(Principal Financial Officer)	May 1, 2015
Douglas J. Wetmore

Vice President, Controller, and Chief Accounting Officer
/s/ Brian G. Harris	(Principal Accounting Officer)	May 1, 2015
Brian G. Harris

/s/ Henry A. Alpert	Director	May 1, 2015
Henry A. Alpert

/s/ Blaine V. Fogg	Director	May 1, 2015
Blaine V. Fogg

/s/ Louis J. Grabowsky	Director	May 1, 2015
Louis J. Grabowsky

/s/ Bradley J. Gross	Director	May 1, 2015
Bradley J. Gross

/s/ Robert G. Harrison	Director	May 1, 2015
Robert G. Harrison

/s/ Donald J. Kutyna	Director	May 1, 2015
Donald J. Kutyna

/s/ Victor Eugene Renuart	Director	May 1, 2015
Victor Eugene Renuart

/s/ Kevin F. Sullivan	Director	May 1, 2015
Kevin F. Sullivan

/s/ Martin S. Sussman	Director	May 1, 2015
Martin S. Sussman

/s/ William H. Waldorf	Director	May 1, 2015
William H. Waldorf

/s/ Joseph J. Whalen	Director	May 1, 2015
Joseph J. Whalen

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2015.

THE AMES COMPANIES, INC.

By:	/s/ Michael A. Sarrica
	Name:	Michael A. Sarrica
	Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Douglas J. Wetmore and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President
/s/ Michael A. Sarrica	(Principal Executive Officer)	May 1, 2015
Michael A. Sarrica

Vice President and Chief Financial Officer
/s/ Armando Casanova	(Principal Financial and Accounting Officer)	May 1, 2015
Armando Casanova

/s/ Ronald J. Kramer	Director	May 1, 2015
Ronald J. Kramer

/s/ Robert F. Mehmel	Director	May 1, 2015
Robert F. Mehmel

/s/ Douglas J. Wetmore	Director	May 1, 2015
Douglas J. Wetmore

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2015.

ATT SOUTHERN, INC.

By:	/s/ Mark Traylor
	Name:	Mark Traylor
	Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Douglas J. Wetmore and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President
/s/ Mark Traylor	(Principal Executive Officer)	May 1, 2015
Mark Traylor

Executive Vice President, Chief Financial Officer and Director
/s/ Douglas J. Wetmore	(Principal Financial and Accounting Officer)	May 1, 2015
Douglas J. Wetmore

/s/ Robert F. Mehmel	Director	May 1, 2015
Robert F. Mehmel

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2015.

CLOPAY AMES TRUE TEMPER HOLDING CORP.

By:	/s/ Robert F. Mehmel
	Name:	Robert F. Mehmel
	Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Douglas J. Wetmore and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President and Director
/s/ Robert F. Mehmel	(Principal Executive Officer)	May 1, 2015
Robert F. Mehmel

Executive Vice President and Director
/s/ Douglas J. Wetmore	(Principal Financial and Accounting Officer)	May 1, 2015
Douglas J. Wetmore

/s/ Harvey R. Blau	Director	May 1, 2015
Harvey R. Blau

/s/ Ronald J. Kramer	Director	May 1, 2015
Ronald J. Kramer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2015.

CLOPAY BUILDING PRODUCTS COMPANY, INC.

By:	/s/ Steven M. Lynch
	Name:	Steven M. Lynch
	Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Douglas J. Wetmore and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President and Director
/s/ Steven M. Lynch	(Principal Executive Officer)	May 1, 2015
Steven M. Lynch

Vice President, Finance
/s/ Joel T. Eberlein	(Principal Financial and Accounting Officer)	May 1, 2015
Joel T. Eberlein

/s/ Robert F. Mehmel	Director	May 1, 2015
Robert F. Mehmel

/s/ Douglas J. Wetmore	Director	May 1, 2015
Douglas J. Wetmore

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2015.

CLOPAY PLASTIC PRODUCTS COMPANY, INC.

By:	/s/ Alan H. Koblin
	Name:	Alan H. Koblin
	Title:	President
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Douglas J. Wetmore and Seth L. Kaplan as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President and Director
/s/ Alan H. Koblin	(Principal Executive Officer)	May 1, 2015
Alan H. Koblin

Vice President, Finance
/s/ Carolyn M. Hauger	(Principal Financial and Accounting Officer)	May 1, 2015
Carolyn M. Hauger

/s/ Robert F. Mehmel	Director	May 1, 2015
Robert F. Mehmel

/s/ Douglas J. Wetmore	Director	May 1, 2015
Douglas J. Wetmore

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2015.

TELEPHONICS CORPORATION

By:	/s/ Joseph J. Battaglia
	Name:	Joseph J. Battaglia
	Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Douglas J. Wetmore and Seth L. Kaplan as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President and Director
/s/ Joseph J. Battaglia	(Principal Executive Officer)	May 1, 2015
Joseph J. Battaglia

Senior Vice President and Chief Financial Officer(Principal Financial and Accounting Officer)

/s/ Dominick Nocera		May 1, 2015
Dominick Nocera

/s/ Ronald J. Kramer	Director	May 1, 2015
Ronald J. Kramer

/s/ Robert F. Mehmel	Director	May 1, 2015
Robert F. Mehmel

/s/ Douglas J. Wetmore	Director	May 1, 2015
Douglas J. Wetmore